Exhibit 10.1
CARMIKE CINEMAS, INC.
2006 BASE SALARIES FOR THE NAMED EXECUTIVE OFFICERS

Named Executive Officer	2006 Base Salary

Michael W. Patrick	$850,000	(1)
President, Chief Executive Officer and Chairman of the Board of Directors

Fred W. Van Noy	$325,000
Senior Vice President and Chief Operating Officer

Lee Champion (2)	$290,000
Senior Vice President, General Counsel and Secretary

Richard B. Hare (2)	$275,000
Senior Vice President — Finance, Treasurer and Chief Financial Officer

Anthony J. Rhead	$225,000
Senior Vice President — Film and Secretary

(1)	Mr. Patrick’s base salary is set pursuant to the terms of his employment agreement with the Company effective as of January 31, 2002.

(2)	The Company expects Mr. Hare and Mr. Champion to be named executive officers for the fiscal year ended December 31, 2006.